EXHIBIT 21


                    SUBSIDIARIES OF BALLARD MEDICAL PRODUCTS


                                JURISDICTION OF
          SUBSIDIARY            INCORPORATION     BUSINESS NAMES


          Medical Innovations   California        Medical  Innovations
          Corporation                             Corporation


          Ballard Real Estate   Utah              Ballard Real Estate
          Holdings, Inc.                          Holdings, Inc.


          Ballard               Virgin Islands    Ballard
          International, Inc.                     International, Inc.